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                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): July 11, 2000

                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)


     Delaware                         1-13701                76-0625124
(State or other Jurisdiction      (Commission File         (IRS Employer
   of Incorporation)                   Number)           Identification No.)

12001 N. Houston Rosslyn                                      77086
Houston, Texas  77086                                      (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (281) 447-8787
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Item 5. Other Events.

a. Hanover Signs Merger Agreement with OEC Compression Corporation

     Hanover Compressor Company ("Hanover") and OEC Compression Corporation ("OEC") today announced that they have signed a definitive merger agreement under which Hanover will acquire the Dallas-based gas compression rental, service and treating firm in an all-stock transaction.

     Under the terms of the merger agreement, the OEC common stock will be valued at $1.00 per share on the closing date of the merger. The OEC shares being acquired will be exchanged for newly issued Hanover common shares equal to the average of the closing price for Hanover common shares for the 20-day period ending 2 days prior to the merger. The conversion ratio is subject to a Hanover share price floor and ceiling of $30.00 and $32.50, respectively.

     The transaction is subject to approval by OEC's shareholders and required regulatory approvals. The transaction is expected to close before the end of the third quarter.

     Hanover is a market leader in full service natural gas compression and a leading provider of service, financing, fabrication, and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover's customers include premier independent and major producers and distributors throughout the Western Hemisphere.

     OEC is a Dallas-based provider of the full range of gas compression services to the natural gas industry. OEC's compressor fleet currently exceeds 228,000 horsepower, providing compression services to independent production, transportation and processing companies in eight states. OEC Compression Corporation's common stock now trades on the American Stock Exchange under the symbol "OOC".

     Statements about Hanover's or OEC's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Hanover's and OEC's control, that could cause actual results to differ materially from such statements. While Hanover and OEC believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance of each business and the ultimate outcome of the proposed merger. These factors, when applicable, are discussed in Hanover's and OEC's filings with the Securities and Exchange Commission, copies of which may be obtained through Hanover or OEC without charge. Hanover and OEC disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, or otherwise.
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b.   Increase In the Number of Shares of Common Stock Authorized

     On May 18, 2000, the Board of Directors of Hanover Compressor Company authorized an amendment to Hanover's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share (the "Common Stock"), from 100,000,000 to 200,000,000. On July 11, 2000 at a special meeting of the stockholders of Hanover, stockholders holding a majority of the issued and outstanding shares of Common Stock of Hanover adopted and approved the foregoing amendment.

Item 7. Financial Statements and Exhibits

        (a) Financial Statements of Business Acquired.

            Not applicable.

        (b) Unaudited Pro Forma Combined Financial Information.

            Not applicable.

        (c) Exhibits.

            Not applicable.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            HANOVER COMPRESSOR COMPANY


                                /s/  MICHAEL J. McGHAN
Date: July 19, 2000         By:_______________________________
                            Name: Michael J. McGhan
                            Its: President and Chief Executive Officer